Exhibit 10.4

Employment Agreement

Fresh Harvest Products, Inc.

This Employment Agreement (the "Agreement') is dated as of October 1, 2005 between Fresh Harvest Products, Inc. (hereinafter the "Employer") and A. William Bodine (hereinafter the "Executive" and/or "Employee") individually the “Party” or together the “Parties” which becomes effective as provided herewith.

Recitals:

Whereas, the Executive has acquired outstanding and special skills and abilities and an extensive background in, and knowledge of finance, financial controls and management of systems that govern the business contemplated by Fresh Harvest  Products, Inc. and those that impact finance in the Employer's industry, and

Whereas, the Employer desires the services of the Executive, and is therefore willing to engage his services on the terms and conditions stated below, and

Whereas the Executive desires to be employed by the Employer and is willing to do so on those terms and conditions.

Now, Therefore, in consideration of the above Recitals and of the mutual promises, conditions and covenants in this Agreement, it is agreed as follows:

Section 1.    Employee's Duties and Authority.

The Employer shall employ the Executive as Executive Vice President and Chief Financial Officer or in such other capacity or capacities as the Employer may from time to time prescribe.  The Employee shall report directly to the Chief Executive Officer.

Section 2.     Other Business Activities.

During the term of employment, the Executive shall devote his work efforts to the performance of this Agreement and shall not, without the Employer's prior written consent, render to others, services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement, except as noted in Exhibit A.

2.1   Reasonable Time and Effort Required.

During his employment, the Executive shall devote such time and effort to the performance of this Agreement as may be fair and reasonable.

Section 3.    Non-Competition During Employment. During the employment term, the Executive shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business.    In addition, the Executive, while employed, shall not take any action without the Employer's prior written consent to establish, form, or become employed by a competing business on termination of employment by the Employer. The Executive's failure to comply with the provisions of this Section 3, shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation that the Executive may be otherwise entitled to following termination of this Agreement.

Section 4.     Term of Employment.  Executive shall be employed, under the terms of this Agreement, commencing the date the first base salary payment, as referred to herein, is made to the Executive and will continue for a term of two (2) years from the date that the first base salary payment unless the Executive is terminated as provided in this Agreement or this Agreement is extended by mutual written consent of the Parties. The commencement of employment for the Executive for purposes of all Employer fringe benefit programs shall be the date of this Agreement. This Agreement is renewable by mutual consent of the Parties.

Section 5.     Place of Employment.  During the employment term, the Executive shall perform the services required at the Employer's offices, located at 280 Madison Avenue, New York, New York 10016 or at any other location deemed mutually acceptable by the parties. The Executive acknowledges that the Employer may from time to time require the Executive to travel temporarily to other locations on the Employer's business at the Employers’ expense.

Section 6.     Base Salary.  The Employer shall pay a base salary (“Base Salary") to the Executive at the rate of five thousand ($ 5,000.00) per month, payable in equal biweekly installments for the period of time starting from the date of this Agreement to the end of that time when the second round of financing is deemed complete. The Base Salary shall then be increased to ten thousand ($10,000.00) per month.

6.1 The Base Salary payable to the Executive shall be increased annually by an inflation adjustment, based on the Consumer Price Index (“CPI”) as reported in a nationally recognized newspaper.  If the index for the month when this Agreement is dated for any year following the initial calendar year of the term of this Agreement (the current index) exceeds the index for the month in which this Agreement is dated (the "Base Index"), the Employer shall pay to the Executive, as an inflation adjustment, the amount that the product of the Base Salary for the given year and the fraction whose numerator is the current index for that year and whose denominator is the base index, that exceeds the Base Salary, in accordance with the following formula: Current CPI/Base CPI = percentage adjustment to salary. The computation required under this section shall be made at the end of the month that this Agreement is dated for each year during the term of this Agreement, and any inflation adjustment shall be immediately payable.

6.2

As of the date of the Employee accepting and signing this Agreement, the Employer will cause to have issued to the Employee one (1%) percent of the then issued and outstanding shares of common stock of Fresh Harvest Products, Inc. that will be restricted under Rule 144 of the Securities and Exchange Commission.  After 90 days of continuous employment the Employee will be issued an additional one (1.0%) percent of the then issued and outstanding shares of Fresh Harvest Products, Inc. that will be restricted under Rule 144.  If Employee is no longer employed by the Employer at the end of one year, from the date of this Agreement, then said Employee shall return the additional one (1.0%) percent of shares granted and issued to Employee per this Section 6.2.

Section 7.    Incentive Compensation Plans.  The Executive shall participate in the Incentive Bonus Plan (the "Plan") and when qualified, the Investment Restricted Stock Plan (the IRSP). The incentive compensation payable to the Executive under these Plans shall be prorated for any partial fiscal year that occurs during the employment term. The compensation derived from participation in the Plan shall be prorated and paid to the Executive within ninety (90) days after the end of each fiscal year.

Section 8.    Additional Benefits.

The Executive shall receive all other benefits of employment generally available to the Employer's other Executives and managerial Employees including the following: Paid Vacation, Full Health and Dental Insurance Coverage and Life Insurance based on five (5) times the annual Base Salary.  As it relates to all employee benefits, Incentive Bonus Plan and Incentive Restricted Stock Plan, the Executive shall be deemed to have an employment date as of the date first mentioned in this Agreement, without regard to the actual effective date of the Agreement which is the first Base Salary payment made to the Executive.

Section 9.    Expenses.   The Employer shall reimburse the Executive for reasonable out of pocket expenses incurred in connection with the Executive's performance of his duties.  However, travel expenses and lodging, while away from home, shall be paid for and approved in advance by Employer.

Section 10.    Employee's Right of Ownership. All inventions conceived or developed by the Executive during the term of this Agreement shall remain the property of the Executive, provided, however, that as to all such inventions, with respect that the equipment, supplies, facilities, or trade secret information of the Employer that was used, or that relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Executive for the Employer shall remain the property of the Employer.

Section 11.    Indemnification By Employer.

The Employer shall, to the maximum extent permitted by law, indemnify and hold the Executive harmless against, and shall purchase indemnity insurance, if available, on behalf of the Executive to cover all expenses and costs, including reasonable attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the Executive's employment by the Employer. The Employer shall advance to the Executive any expense incurred in defending any such proceeding to the maximum extent permitted by law.

Section 12.

Employer Termination.

12.1 Involuntary Termination of Agreement. The Employer may terminate this Agreement without cause on six (6) months' prior written notice to the Executive.

12.2 Termination For Cause. The Employer may terminate this Agreement at any time without notice if the Executive commits and is subsequently convicted of a crime as defined in the jurisdiction in which said act is committed or is guilty of willfully misconduct, gross negligence or misuse of Company property or assets..

Section 13.

Employee Termination

13.1 Termination on Resignation.        The Executive may terminate this Agreement by giving the Employer three (3) months' prior written notice of resignation.

13.2 Termination on Retirement.

This Agreement shall be terminated by the Executive's voluntary retirement. That retirement shall be effective on the last day of any fiscal year, provided that the effective date of retirement occurs after the Executive's 65th birthday, and that the Executive gives the Employer six months' prior written notice.

13.3 Termination on Disability. If, during the period of employment, (a) the Executive becomes unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner, this Agreement shall be then terminated; and (b) the Employer has advised the Executive that it currently maintains disability insurance for its Employees, including the Executive and if such Agreement is terminated for Disability, the Executive shall receive his salary for three (3) years. During the term of this Agreement, the Employer shall maintain disability insurance on the Executive.

13.4 Termination on Death.      If the Executive dies during the period of employment this Agreement shall then be terminated.

13.5 Termination or Assignment on Merger or Sale. In the event of a merger where the Employer is not the surviving entity, or of a sale of all or substantially all of the Employer's assets, the Employer may, at its sole option (a) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (b) on at least 30 days' prior written notice to the Executive, terminate this Agreement effective on the date of the merger or sale of assets.

Section 14.    Non-disclosure After Termination.

Because of his employment by the Employer, the Executive will have access to trade secrets and confidential information about the Employer, its products, its customers, and its methods of doing business. In consideration of his access to this information, the Executive agrees that for a period of  three (3) years after termination of his employment, he will not disclose such trade secrets or confidential information.

Section 15.    Restrictions on Right to Compete. Executive agrees that for a period of twenty-four (24) months after termination of his employment with the Employer, he will not, in any manner, whether with or without cause, directly or indirectly, wither as an owner, officer, employer, employee, independent contractor, stockholder, agent, principal, manager, consultant, partner or otherwise have any business or employment relationship with any entity that sells products that compete with those of the Employer.

15.1 Executive also agrees that he will not, for a period of twenty-four (24) months after termination of his employment with the Employer, induce any other employee of the Employer to leave its employ or breach an employment agreement with the Employer in order to accept employment in a business or enterprise to which the Executive has directly or indirectly become affiliated in violation of the covenants of this section 15.

15.2 The Executive agrees that these covenants are reasonable with respect to their duration, geographical area and prescription. The Executive agrees that the covenants he has made in Section

15 shall be construed as an agreement independent of any other provision of this Agreement. Hence, the covenants made in this Section 15 shall survive the termination of this Employment Agreement. Moreover, the existence of any claim or cause of action of the Executive against the Employer, whether or not predicated upon the terms of this Employment Agreement shall not constitute a defense to the enforcement by the Employer of these covenants. The preceding shall not, however, be construed to otherwise limit Executive's right to assert any such claim or cause of action. In the event of the Executive's actual or threatened breach of the provisions of this Section, Employer shall have the right to obtain injunctive relief and or specific performance and to seek any other remedy available to Employer.

Section 16.   Compensation on Termination. If termination occurs under sections 12.1 or 13.5, above, or if this Agreement is not renewed by the Employer, for any reason, the Executive will be paid an additional three (3) years base salary at the most current rate of base salary plus an amount equal to the most current amount earned or paid based on the Plan and ISO.

Section 17.    Arbitration.

Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The Sate of New York shall be the site of any and all arbitration. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each Party shall pay the fees of the arbitrator he selects and of his own attorneys, and the expenses of his witnesses and all other expenses connected with presenting his case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the Parties. Despite the forgoing, the arbitrators may assign to one Party or the other any and all fees and costs as part of any arbitration award.

Section 18.    Liquidated Damages (for Employee). In the event of any material breach of this Agreement on the part of the Employer, the Executive at his sole option, may terminate his employment under this Agreement and, at his sole option, shall be entitled to receive as liquidated damages, the full amount of the Base Salary and Incentive Compensation, based on the Incentive Compensation that would have been paid to the Executive had he continued under this Agreement, provided for the three (3) years following the Executive's exercise of his option to terminate his employment under this Agreement. The amounts payable to the Executive under this subsection shall be payable in annual installments on the first day of January of each year.

Section 19.

 Entire Agreement. This Agreement contains the entire Agreement between the  parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties.  No amendments to this Agreement may be made except by a writing signed by both parties.

Section 20.

Choice of Law. The formation, construction, and performance of this Agreement  shall be construed in accordance with the laws of the state of New York.

Section 21.

Notices. Any notice to the Employer required or permitted under this Agreement  shall be given in writing to the Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to the Chief Executive Officer of the Employer at its then principal place of business. Any such notice to the Executive shall be given in a like manner and, if mailed, shall be addressed to the Executive at his home address then shown in the Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

Section 22.    Severability.     If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances. Executed by the parties as of the day and year first written above.

Executed by the parties as of the day first written above.

Name

A. William Bodine

/s/ A. William Bodine

Signature

______________________________________

Date:

October 1, 2005

For:

Fresh Harvest Products, Inc.

Name

Michael Jordan Friedman

Michael Jordan Friedman

Signature

______________________________________

Title

Chief Executive Officer

Date:

October 1, 2005